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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


      Date of Report (Date of earliest event reported): September 26, 2000


                                TC PipeLines, LP
             (Exact name of registrant as specified in its charter)


         Delaware                       000-26091                 52-2135448
(State or other jurisdiction           (Commission            (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)


            110 Turnpike Road, Suite 203                         01581
             Westborough, Massachusetts                        (Zip Code)
      (Address of principal executive offices)

                                 (508) 871-7046
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such report(s), and (2) has been subject to such filing requirements for the past 90 days.

Yes [X]  No [ ]

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                              ITEM 5. OTHER EVENTS

On September 26, 2000, Northern Border Pipeline Company ("Northern Border Pipeline"), a partnership in which TC PipeLines, LP indirectly holds a 30% general partner interest, filed a stipulation and agreement that documents the settlement of its pending rate case. The settlement was reached between Northern Border Pipeline, the majority of its customers and the FERC staff and will become effective if and when approved by the FERC. Northern Border Pipeline anticipates the FERC will act on the settlement in the first quarter of 2001.

Among the key provisions of the proposed settlement is the conversion of Northern Border Pipeline's form of tariff from cost of service to stated rates based on a straight-fixed variable rate design. Under the existing cost of service tariff, firm transportation shippers contract to pay for a proportionate share of the pipeline's cost of service. If the proposed settlement is approved, shippers will pay stated transportation rates. Under the straight-fixed variable rate design, approximately 98% of the payments are attributable to demand charges, based upon contracted capacity, and 2% to commodity charges based on the volumes of gas actually transported on the system. On a per unit basis, the rates under the new tariff are approximately equal to the previous level. As of June 30, 2000, Northern Border Pipeline had a reserve for rate refunds of $16.1 million, which substantially reflects the terms of the settlement.

In the proposed settlement, Northern Border Pipeline, through November 1, 2003, must credit to its firm customers half of all revenues received from interruptible transportation services and firm backhaul transportation services, and thereafter it will be permitted to retain all of such revenues. The proposed settlement provides for an annual depreciation rate on transmission plant in service of 2.25% and resolves outstanding issues relating to The Chicago Project, with all of the construction cost of The Chicago Project remaining in its rate base. Under the proposed settlement, Northern Border Pipeline will continue to have "rolled-in rates" resulting in uniform, system-wide mileage based rates. The proposed settlement provides that neither Northern Border Pipeline nor its existing customers can seek rate changes until November 1, 2005, at which time Northern Border Pipeline must file a new rate case. Northern Border Pipeline will not be permitted to increase rates if its costs increase, nor will it be required to reduce rates based on cost savings. Its earnings and cashflow will depend on its future costs, contracted capacity, the volumes of gas transported and its ability to recontract capacity at acceptable rates.

Certain statements in this Form 8-K are forward looking and relate to, among other things anticipated financial performance, business prospects and strategies. By their nature, such statements are subject to various risks and uncertainties which could cause TC PipeLines, LP's actual results to differ materially from the anticipated results. Such risks and uncertainties include, but are not limited to: regulatory decisions, particularly those of the Federal Energy Regulatory Commission; future demand for natural gas; and prevailing economic conditions. For further information on additional risks and uncertainties, you are advised to consult TC PipeLines, LP's Report on Form 10-K under the heading "Forward Looking Information".

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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                TC PipeLines, LP
                                By TC PipeLines GP, Inc.,
                                its general partner
                                (Registrant)



October 3, 2000                 By: /s/ Theresa Jang
                                    --------------------------
                                    Theresa Jang
                                    Controller